Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of our report, dated January 21, 1998, except for Note 18 as to which the date is March 20, 1998, relating to financial statements of The Heritage Bank.

                                                 /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
November 18, 1998